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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements of Southern Michigan Bancorp, Inc. on Form S-3 (Registration No. 33-24977 and Registration No. 333-51417), of our report dated February 5, 2003 except for Notes N and Q, as to which the date is February 17, 2003, on the consolidated financial statements of Southern Michigan Bancorp, Inc., which report is included in the 2002 Annual Report on Form 10-K of Southern Michigan Bancorp, Inc.



                                       /s/ Crowe, Chizek and Company LLP
                                       -----------------------------------
                                       Crowe, Chizek and Company LLP

South Bend, Indiana
March 26, 2003




                                      E-23